Exhibit 10.7

Menlo Therapeutics Inc.

Restricted Share Unit Grant Notice
(2019 Equity Incentive Plan)

Menlo Therapeutics Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Share Unit Award for the number of Shares (“Restricted Share Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Share Unit Grant Notice”), and in the Plan and the Restricted Share Unit Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Restricted Share Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:	[NAME]
Date of Grant:	[DATE OF GRANT]
Vesting Commencement Date:	Last day of the calendar quarter in which the Date of Grant occurs
Number of Restricted Share Units:	[•]

Vesting Schedule:	[_____][1].

Issuance Schedule:	Subject to any Capitalization Adjustment, one Share (or its cash equivalent, at the discretion of the Company) will be issued for each Restricted Share Unit that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Share Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Share Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Share pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) restricted share unit awards or options previously granted and delivered to Participant, (ii) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Restricted Share Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Menlo Therapeutics Inc.	Participant
By:
Signature	Signature

Title:	Date:
Date:

Attachments:	Award Agreement and 2019 Equity Incentive Plan

1 Customized vesting schedule to be inserted, including any acceleration provisions

Attachment I

Menlo Therapeutics Inc.

2019 Equity Incentive Plan

Restricted Share Unit Award Agreement

Pursuant to the Restricted Share Unit Grant Notice (the “Grant Notice”) and this Restricted Share Unit Award Agreement (the “Agreement”), Menlo Therapeutics Inc. (the “Company”) has awarded you (“Participant”) a Restricted Share Unit Award (the “Award”) pursuant to the Company’s 2019 Equity Incentive Plan (the “Plan”) for the number of Restricted Share Units/Shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.                  Grant of the Award. This Award represents the right to be issued on a future date one (1) Share for each Restricted Share Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Share Units/Shares subject to the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares in connection with the vesting of the Restricted Share Units, and, to the extent applicable, references in this Agreement and the Grant Notice to Share issuable in connection with your Restricted Share Units will include the potential issuance of its cash equivalent pursuant to such right. This Award was granted in consideration of your services to the Company.

2.                  Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. Except as otherwise provided in the Grant Notice, vesting will cease upon the termination of your Continuous Service and the Restricted Share Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Award or the Shares to be issued in respect of such portion of the Award.

3.                  Number of Shares. The number of Restricted Share Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Share Units, Shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Share Units and Shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 3. Any fraction of a Share will be rounded down to the nearest whole Share.

4.                  Securities Law Compliance. You may not be issued any Shares under your Award unless the Shares underlying the Restricted Share Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.                  Transfer Restrictions. Prior to the time that Shares have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the Shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use Shares that may be issued in respect of your Restricted Share Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of Shares in respect of your vested Restricted Share Units.

(a)               Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your Award will cease and your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any Shares or other consideration that vested but was not issued before your death.

(b)              Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Shares or other consideration hereunder, pursuant to a domestic relations order, marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

6.                  Date of Issuance.

(a)               The issuance of Shares in respect of the Restricted Share Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation set forth in Section 11 of this Agreement, in the event one or more Restricted Share Units vests, the Company shall issue to you one (1) Share for each Restricted Share Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.

(b)              If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i)                 the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company's policies (a “10b5-1 Arrangement”)), and

(ii)              either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the Shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling Shares in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c)               The form of delivery (e.g., a Share certificate or electronic entry evidencing such Shares) shall be determined by the Company.

7.                  Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, share dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any Shares that are delivered to you in connection with your Award after such Shares have been delivered to you.

8.                  Restrictive Legends. The Shares issued in respect of your Award shall be endorsed with appropriate legends as determined by the Company.

9.                  Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

10.              Award not a Service Contract.

(a)               Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the Shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)              By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.

11.              Withholding Obligation.

(a)       On each vesting date, and on or before the time you receive a distribution of the Shares in respect of your Restricted Share Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Share issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”).

(b)       By accepting this Award, you acknowledge and agree that the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to your Restricted Share Units by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company; (iii) withholding Shares from the Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date Shares are issued pursuant to Section 6) equal to the amount of such Withholding Obligation; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such Share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the Shares to be delivered in connection with your Restricted Share Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Share or any other consideration pursuant to this Award.

(c)       In the event the Withholding Obligation arises prior to the delivery to you of Share or it is determined after the delivery of Share to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

12.              Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

13.              Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a shareholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

14.              Notices. Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.              Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

16.              Miscellaneous.

(a)               The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)              You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)               You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)              This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)               All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.              Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or Shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

18.              Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

19.              Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.              Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell Shares only during certain "window" periods and the Company's insider trading policy, in effect from time to time.

21.              Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

22.              Compliance with Section 409A of the Code. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “Separation from Service” (as defined in Section 409A), then the issuance of any Shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of adverse taxation on you in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

* * * * *

This Restricted Share Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Share Unit Grant Notice to which it is attached.

Attachment II

2019 Equity Incentive Plan

Menlo Therapeutics Inc.

Restricted Share Unit Grant Notice
(2019 Equity Incentive Plan)

Menlo Therapeutics Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan including its Sub-Plan for Israeli Participants (jointly the “Plan”), hereby awards to Participant a Restricted Share Unit Award for the number of Shares (“Restricted Share Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Share Unit Grant Notice”), and in the Plan and the Restricted Share Unit Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Restricted Share Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:	[NAME]
Date of Grant:	[DATE OF GRANT]
Vesting Commencement Date:	Last day of the calendar quarter in which the Date of Grant occurs
Number of Restricted Share Units:	[•]

Type of Grant:	☐ Trustee Capital Gains Route[2]

Vesting Schedule:	[____][3].

Issuance Schedule:	Subject to any Capitalization Adjustment, one Share (or its cash equivalent, at the discretion of the Company) will be issued for each Restricted Share Unit that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Share Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Share Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Share pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) restricted share unit awards or options previously granted and delivered to Participant, (ii) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Restricted Share Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

2 Tax route for employees of the Company in Israel.

3 Customized vesting schedule to be inserted, including any acceleration provisions

Additional Terms/Acknowledgements for Awards classified as Trustee Capital Gains Route: Participant (i) declares that he/she has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, (ii) declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the applicable tax route, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply; (iii) agrees to the terms and conditions of the trust deed signed between the Trustee and the Company, including but not limited to the holding of the Shares by the Trustee; (iv) acknowledges that releasing the Shares from the holding of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (v) authorizes the Company to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the trust agreement, including without limitation information about his/her Shares, income tax rates, salary bank account, contact details and identification number; (vi) declares that he/she is a resident of the State of Israel for tax purposes on the Grant Date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if he/she ceases to be an Israeli resident or if his/her engagement with the Company or Affiliate is terminated, the Shares shall remain subject to Section 102, the trust agreement, the Plan, the Agreement and this Notice.

Menlo Therapeutics Inc.	Participant

By:
Signature	Signature

Title:	Date:

Date:

Attachments:	Award Agreement and 2019 Equity Incentive Plan

Attachment I

Menlo Therapeutics Inc.

2019 Equity Incentive Plan

Restricted Share Unit Award Agreement

Pursuant to the Restricted Share Unit Grant Notice (the “Grant Notice”) and this Restricted Share Unit Award Agreement (the “Agreement”), Menlo Therapeutics Inc. (the “Company”) has awarded you (“Participant”) a Restricted Share Unit Award (the “Award”) pursuant to the Company’s 2019 Equity Incentive Plan (the “Plan”) for the number of Restricted Share Units/Shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.

23.              Grant of the Award. This Award represents the right to be issued on a future date one (1) Share for each Restricted Share Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Share Units/Shares subject to the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares in connection with the vesting of the Restricted Share Units, and, to the extent applicable, references in this Agreement and the Grant Notice to Share issuable in connection with your Restricted Share Units will include the potential issuance of its cash equivalent pursuant to such right. This Award was granted in consideration of your services to the Company.

24.              Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. Except as otherwise provided in the Grant Notice, vesting will cease upon the termination of your Continuous Service and the Restricted Share Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Award or the Shares to be issued in respect of such portion of the Award.

25.              Number of Shares. The number of Restricted Share Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Share Units, Shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Share Units and Shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 3. Any fraction of a Share will be rounded down to the nearest whole Share.

26.              Trustee. The Awards and the underlying Shares and/or any additional rights, including without limitation any right to receive any dividends, dividend equivalents or any shares received as a result of an adjustment made under the Plan, that may be granted in connection with the Awards (the “Additional Rights”) shall be issued to the Trustee for your benefit under the provisions of the 102 Capital Gains Route for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the Awards do not meet the requirements of Section 102 of the Ordinance, such Awards and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route of Section 102 of the Ordinance. The Company makes no representations or guarantees that the Awards will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102 of the Ordinance. Any fees associated with any sale, transfer or any act in relation to the Awards shall be borne by you and the Trustee and/or the Company shall be entitled to withhold or deduct such fees from payments otherwise due to you from the Company or the Trustee. In accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, you shall not sell nor transfer the Shares or Additional Rights from the Trustee until the end of the required Holding Period. Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, you shall bear the sanctions under Section 102.

27.              Securities Law Compliance. You may not be issued any Shares under your Award unless the Shares underlying the Restricted Share Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

28.              Transfer Restrictions. Prior to the time that Shares have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the Shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use Shares that may be issued in respect of your Restricted Share Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of Shares in respect of your vested Restricted Share Units.

(a)               Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your Award will cease and your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any Shares or other consideration that vested but was not issued before your death.

(b)              Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Shares or other consideration hereunder, pursuant to a domestic relations order, marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

29.              Date of Issuance.

(a)               The issuance of Shares in respect of the Restricted Share Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation set forth in Section 11 of this Agreement, in the event one or more Restricted Share Units vests, the Company shall issue to you one (1) Share for each Restricted Share Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.

(b)              If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i)                 the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company's policies (a “10b5-1 Arrangement”)), and

(ii)              either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the Shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling Shares in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c)               The form of delivery (e.g., a Share certificate or electronic entry evidencing such Shares) shall be determined by the Company.

30.              Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, share dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any Shares that are delivered to you in connection with your Award after such Shares have been delivered to you.

31.              Restrictive Legends. The Shares issued in respect of your Award shall be endorsed with appropriate legends as determined by the Company.

32.              Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

33.              Award not a Service Contract.

(a)               Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the Shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)              By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.

34.              Withholding Obligation.

(a)       By accepting this Award, you acknowledge and agree that the Company any Affiliate or the Trustee may, in its sole discretion, satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”) relating to your Restricted Share Units and underlying Shares by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company; (iii) withholding from consideration received upon sale of the Shares; (iv) withholding Shares from the Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value equal to the amount of such Withholding Obligation; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and/or (v) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the Shares to be delivered in connection with your Restricted Share Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Share or any other consideration pursuant to this Award.

(b)       In the event the Withholding Obligation arises prior to the delivery to you of Share or it is determined after the delivery of Share to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

(c)       Regardless of any action the Company its Affiliates or the Trustee takes with respect to any Withholding Obligation you acknowledge that the ultimate liability for all income tax, social insurance, payroll tax, payment on account or other tax related items related to your participation in the Plan and legally applicable to you ("Tax-Related Items"), is and remains on you (and in the event of death, your heirs) responsibility and may exceed the amount actually withheld by the Company or any Affiliate. If you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Trustee may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the Awards, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

(a)               The Company, any Affiliate, or the Trustee or anyone on their behalf shall not be required to bear the aforementioned Tax-Related Items, directly or indirectly, nor shall they be required to gross up such Tax-Related Items in your salaries or remuneration.

35.              Tax Consequences. The Awards are intended to be taxed in accordance with Section 102(b)(3) of the Ordinance, subject to full and complete compliance with the terms of Section 102. If you have dual residency for tax purposes you may be subject to taxation in several jurisdictions. Despite the aforementioned, the Company does not undertake to maintain the qualified status of the Awards and you acknowledge that you will not be entitled to damages of any kind if the Award becomes disqualified and no longer qualifies under the 102 Capital Gains Route. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

36.              Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a shareholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

37.              Notices. Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

38.              Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

39.              Miscellaneous.

(a)               The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)              You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)               You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)              This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)               All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

40.              Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or Shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

41.              Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

42.              Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

43.              Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell Shares only during certain "window" periods and the Company's insider trading policy, in effect from time to time.

44.              Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

45.              Compliance with Section 409A of the Code. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “Separation from Service” (as defined in Section 409A), then the issuance of any Shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of adverse taxation on you in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

46.              Securities Law Notice. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan and this Award grant. If such exemption is obtained, copies of the Plan and the Form S-8 registration statement for the Plan as filed with the U.S. Securities and Exchange Commission will be made available by request from [ ].

* * * * *

This Restricted Share Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Share Unit Grant Notice to which it is attached.

Attachment II

2019 Equity Incentive Plan